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                                                                     Exhibit 4.7

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER

     If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number. You may also obtain Form SS-4 by calling the IRS at 1-800-TAX-FORM.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     Payees specifically exempted from backup withholding on ALL payments include the following:

     . An organization exempt from tax under section 501(a), or an individual retirement account.
     . The United States or any wholly-owned agency or instrumentality thereof. . A State, the District of Columbia, a possession of the United States or any political subdivision or wholly-owned agency or instrumentality thereof.
     . A foreign government, a political subdivision of a foreign government, or any wholly-owned agency or instrumentality thereof.
     . An international organization or any wholly-owned agency, or instrumentality thereof.

     Payees specifically exempted from backup withholding on interest and dividend payments include the following:

     .  A corporation.
     .  A financial institution.
     . A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.
     .  A real estate investment trust.
     .  A common trust fund operated by a bank under section 584(a).
     .  An exempt charitable remainder trust, or a non-exempt trust described in section 4947.
     . An entity registered at all times during the tax year under the Investment Company Act of 1940.
     .  A foreign central bank of issue.
     . A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     .  Payments to nonresident aliens subject to withholding under section
        1441.
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     .  Payments to partnerships not engaged in a trade or business in the U.S.
        and which have at least one nonresident partner.
     .  Payments of patronage dividends not paid in money.
     .  Payments made by certain foreign organizations.
     .  Section 404(k) payments made by an ESOP.

     Payments of interest not generally subject to backup withholding include the following:

     . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct identification number to the payer.
     . Payments of Tax-exempt interest (including exempt-interest dividends under section 852).
     .  Payments described in Section 6049(b) (5) to non-resident aliens.
     .  Payments on tax-free covenant bonds under section 1451.
     .  Payments made by certain foreign organizations.

     Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX MARKED "EXEMPT" IN PART II OF THE SUBSTITUTE FORM W-9 AND RETURN IT TO THE PAYER.

     Certain payments other than dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6045, 605A, 6050N and the regulations thereunder.

     PRIVACY ACT NOTICE-Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

     (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

     (3) Criminal Penalty For Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                                       2
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER, Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

     FOR THIS TYPE OF            GIVE THE                      FOR THIS TYPE OF           GIVE THE EMPLOYER
     ACCOUNT:                    SOCIAL                        ACCOUNT:                   IDENTIFICATION
                                 SECURITY                                                 NUMBER
                                 NUMBER OF:
----------------------------------------------------------------------------------------------------------------------
1.   An individual's             The individual           6.   A valid trust estate,      Legal entity (Do furnish
     account                                                   or pension                 the identifying number of
                                                                                          the personal representative
                                                                                          or trustee unless the legal
                                                                                          entity itself is not
                                                                                          designated in the account
                                                                                          title) (4)
----------------------------------------------------------------------------------------------------------------------
2.   Two or more                 The individual           7.   Corporate                  The corporation
     individuals (joint          owner of the
     account)                    account of, if
                                 combined funds, the
                                 first individual on
                                 the account (1)
----------------------------------------------------------------------------------------------------------------------
3.   Custodian account of        The minor (2)            8.   Religious, charitable,     The corporation
     a minor (Uniform Gift                                     or educational
     to Minors Act)                                            organization account
----------------------------------------------------------------------------------------------------------------------
4.   a. The usual revocable      The grantor-trustee      9.   Partnership account        The partnership
     savings trust account       (1)
     (grantor is also
     trustee)

     b.  So-called trust         The actual owner
     account that is not a       (1)
     legal or valid trust
     under State law.
----------------------------------------------------------------------------------------------------------------------
5.   Sole proprietorship         The owner (3)           10.   Association, club or       The organization
     account                                                   other tax-exempt
                                                               organization
----------------------------------------------------------------------------------------------------------------------
                                                         11.   A broker or registered     The broker or nominee
                                                               nominee
----------------------------------------------------------------------------------------------------------------------
                                                         12.   Account with the           The public entity
                                                               Department of
                                                               Agriculture in the
                                                               name of public entity
----------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or, if you have one, your employer identification number.

(4) List first and circle the name of the valid trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.